Exhibit 99.1
                                                              October 7, 1999

                      PROTECTION ONE AND WESTERN RESOURCES
                          REVIEWING CAPITAL STRUCTURE
                           AND FINANCIAL ALTERNATIVES

     Protection One and Western Resources today announced that they are in the process of reviewing the capital structure and financial alternatives for Protection One.
     Included in the Protection One review will be consideration of a variety of options, including: review of the company's capital structure; changes in financial ownership interests, including spinning or splitting off some portion or all of Western Resources' interest; potential purchase of selected Protection One assets by Western Resources; seeking new sources of debt and equity capital; refinancing existing debt; the repurchase of Protection One debt by either Protection One or Western Resources; and other options.
     "We continue to believe that monitored security services is an attractive business," said David C. Wittig, Western Resources chairman of the board, president and chief executive officer. "However, Western Resources has experienced some short-term financial challenges with regard to its Protection One investment and those challenges must be managed."
     Specifically, Western Resources believes it is important to address ways to eliminate the negative effect of Protection One's losses on Western Resources' income statement. Because of its significant investment percentage, Western Resources' financial results reflect the financial results of Protection One.
     "We are confident that the Protection One management team is managing the operational and financial aspects of the business in a manner which will ultimately provide for profitable growth," said Wittig. "We firmly believe the company is in better shape today to meet the challenges in the business than it was six months ago. Protection One has a renewed focus on customer service which is demonstrating results in its monitoring centers and a focus on creating new distribution channels for development of customers through a recently announced agreement with Paradigm Direct. In addition, Protection One moved its finance operations from Dallas, Texas, to Topeka, Kansas, sold its mobile services, and is selling its Canadian assets in order to focus on its core domestic operating business. But to accomplish Western Resources' and Protection One's goals, we believe it is prudent to examine all options."
     "Since our partnership began, we have worked closely with Western Resources to ensure our relationship has been advantageous to both sets of shareholders, customers and employees," said John E. Mack III, chief executive officer of Protection One. "We believe this review is a positive step to continue working toward that goal."

     Wittig noted that while the security business generates strong cash flow, it has not generated net income which is the case with many customer growth type businesses. Western Resources believes that while it can create value in the business, many utility investors are interested exclusively in net income which is incompatible with a growth business.
     "We continue to be excited about the leading position Protection One has created in the fast growing security alarm business," said Mack. "Over the years to come, we believe we can leverage our strong customer position to generate value for our shareholders."
     Western Resources owns approximately 85 percent of Protection One, one of the leading residential alarm companies in the United States, providing monitoring and related security services to more than 1.6 million residential and commercial subscribers in North America and Europe. Western Resources acquired its ownership interest in Protection One in 1997.
     Wittig said that although Western Resources and Protection One cannot be specific at this time regarding their intentions, they will explore all options, including the possible divesting of selected operations or the possible sale of the company's Protection One investment.
     The companies expect to make a determination as to their options by the end of the first quarter 2000.

     Statements contained in this press release concerning statements of management's beliefs, goals and expectations are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Certain information in this release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor protections of that Act. Other risks and uncertainties are described in Protection One's 1998 Form 10-K/A filed with the Securities and Exchange Commission on April 14, 1999 and quarterly reports on Form 10-Q filed on May 17, 1999 and August 16, 1999. Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this employee update.

     Forward-Looking Statements: Certain matters discussed in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, closing of the KCPL transaction, successful integration of Western Resources' and KCPL's businesses and achievement of anticipated cost savings, the outcome of accounting issues being reviewed by the SEC staff, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest and dividend rates, year 2000 issue, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in nonregulated businesses, events in foreign markets in which investments have been made, and accounting matters. Our actual results may differ materially from those discussed here. See the company's 1998 Annual Report on Form 10-K and quarterly reports on Forms 10-Q for further discussion of factors affecting the company's performance. Western Resources disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this employee update.